Exhibit 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-4 (File No. 333-60727), and on Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No, 33-79756, No.
33-79664,  No. 333-48357,  No. 333-62473,  No. 333-68815,  No. 333-81821 and No.
333-94405).



ARTHUR ANDERSEN LLP

Phoenix, Arizona
March 26, 2001